Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

InfuSystem Announces Amendment to Existing Credit Facility with

JPMorgan Chase

MADISON HEIGHTS, MICHIGAN, June 29, 2017—InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, announced today it has amended its existing credit facility with JPMorgan Chase Bank, N.A., effective June 28, 2017. The Company entered into a third amendment to the credit agreement, which amends the credit agreement entered into on March 23, 2015. The amended terms include revisions to Leverage Ratio, Fixed Charge Coverage Ratio, Applicable Rate, and the Company’s annual Excess Cash Flow.

Amended Credit Facility Revisions

•	Increases Maximum Leverage Ratio from 2.75x to 4.0x;

•	Decreases Minimum Fixed Charge Coverage Ratio from 1.25x to 1.15x;

•	Decreases quarterly principal payment from $1,334,000 to $577,500 in 2017 and $766,650 in 2018 and beyond;

•	Increases interest rate spreads by only 50 basis points at current leverage; and

•	Adds an annual Excess Cash Flow prepayment provision to ensure the Company remains focused on debt repayment.

The Company filed a Form 8-K today with the U.S. Securities and Exchange Commission that provides a more detailed description of the amended terms of the credit agreement.

Management Discussion

Gregg Lehman, Ph.D., executive chairman of the board of InfuSystem commented, “We are very pleased with the amended terms of the credit facility that provides the Company with favorable terms and the financial flexibility to execute our business plan. JPMorgan Chase remains supportive of the Company and has worked closely with management through the amendment process. I am encouraged by the ongoing efforts of the Office of the President, as we continue to make meaningful progress in reducing operating expenses, increasing cash collections, improving utilization of our rental fleet assets and paying down our debt. These positive developments are setting the stage for much improved financial results in 2017 and beyond.”

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

Statements made in this press release that are not historical facts are considered to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, potential changes in overall healthcare reimbursement, including CMS competitive bidding, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and covenants, and other risks associated with our common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

CONTACT:	Gregg Lehman
Executive Chairman – InfuSystem Holdings, Inc. 615-567-5462

Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC 602-889-9700